UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2010

United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 828-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 6, 2010, the Board of Directors of United Parcel Service, Inc. (“we” or “our”) approved an amendment and restatement of our Bylaws (the “Amended Bylaws”). Article II, Section 9 was amended to provide for majority voting in uncontested director elections. The Amended Bylaws and a copy marked to show changes are attached as Exhibits 3.1 and 3.2 and incorporated by reference herein.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 6, 2010, we held our annual meeting of shareowners. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. The following matters were submitted to a vote of our shareowners.
Votes regarding the election of ten directors for a term expiring in 2011 were as follows:

			BROKER
NAME	FOR	WITHHELD	NON-VOTES

F. Duane Ackerman	2,233,452,434	121,437,804	108,962,281
Michael J. Burns	2,265,640,936	89,249,302	108,962,281
D. Scott Davis	2,238,030,734	116,859,504	108,962,281
Stuart E. Eizenstat	2,250,993,539	103,896,699	108,962,281
Michael L. Eskew	2,271,626,430	83,263,808	108,962,281
William R. Johnson	2,248,790,022	106,100,216	108,962,281
Ann M. Livermore	2,019,687,458	335,202,780	108,962,281
Rudy Markham	2,280,117,000	74,773,238	108,962,281
John W. Thompson	2,258,747,072	96,143,166	108,962,281
Carol B. Tomé	2,258,560,597	96,329,641	108,962,281
Votes on a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2010 were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
2,395,562,307	48,723,509	19,566,703	—
Votes on a proposal to remove the voting standard from our certificate of incorporation so that the board may provide for majority voting in uncontested director elections were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
2,157,242,793	243,712,515	62,897,211	—
A copy of our Restated Certificate of Incorporation as filed with the Delaware Secretary of State is attached as Exhibit 3.3.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
3.1	Amended and Restated Bylaws of United Parcel Service, Inc. (May 6, 2010)

3.2	Marked Amended and Restated Bylaws of United Parcel Service, Inc.

3.3	Restated Certificate of Incorporation (May 6, 2010)

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date: May 11, 2010	By:	/s/ Kurt P. Kuehn
Kurt P. Kuehn
Senior Vice President, Chief Financial Officer and Treasurer